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                                                                   EXHIBIT 10.29

                       SEVENTH LOAN MODIFICATION AGREEMENT

      This Seventh Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of December 21, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and ART TECHNOLOGY GROUP, INC., a Delaware corporation with its principal place of business at 25 First Street, Cambridge, Massachusetts 02141 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 13, 2002, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of June 13, 2002, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of September 27, 2002, as further amended by a certain Amendment dated as of October __, 2002, as further amended by a certain Second Loan Modification Agreement dated as of December 24, 2002, as further amended by a certain Third Loan Modification Agreement dated as of October 20, 2003, as further amended by a certain Fourth Loan Modification Agreement dated November 26, 2003, as further amended by a certain Letter Agreement dated June 16, 2004, as further amended by a certain Fifth Loan Modification Agreement dated June 30, 2004, and as further amended by a certain Sixth Loan Modification Agreement dated November 24, 2004 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      Modifications to Loan Agreement.

            1. The Loan Agreement shall be amended by deleting the following text appearing in Section 2.4(e) thereof:

                        "(e) Compensating Balance/Compensating Balances Fees. In the event, at any time, Borrower maintains less than $25,000,000 in unrestricted cash (including, without limitation, cash, cash equivalents and marketable securities) with Bank, Borrower shall pay such fees and expenses as Bank shall determine, in its sole and exclusive discretion, to compensate Bank for its loss on income on such deposit balance (the "Additional Fees")."

                  and inserting in lieu thereof the following:

                        "(e) Compensating Balance/Compensating Balances Fees. In the event, at any time, Borrower maintains, at any time, an amount less than two (2) times the

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                        amount of the outstanding Obligations, at any time, in
                        unrestricted cash (including, without limitation, cash, cash equivalents and marketable securities) with Bank, Borrower shall pay such fees and expenses as Bank shall determine, in its sole and exclusive discretion, to compensate Bank for its loss on income on such deposit balance (the "Additional Fees")."

            2. The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.7 thereof:

                        "(a) LIQUIDITY. Borrower shall have at all times, to be tested as of the last day of each month, unrestricted and unencumbered cash (including, without limitation, cash, cash equivalents and marketable securities) equal to or greater than $25,000,000.00.

                        (b) PROFITABILITY. Borrower shall have quarterly net losses of not more than (i) $3,500,000.00 for the quarter ending December 31, 2003; (ii) $3,000,000.00 for the quarter ending March 31, 2004; (iii) $5,000,000.00 for the quarter ending June 30, 2004; (iv) $2,000,000.00 for the quarter ending September 30, 2004; (v) $1,000,000.00 for each quarter thereafter"

                  an inserting in lieu thereof the following:

                        "(a) LIQUIDITY. Borrower shall have at all times, to be tested as of the last day of each month, minimum unrestricted and unencumbered cash (including, without limitation, cash, cash equivalents and marketable securities) in an amount equal to: (i) for the months ending January 31, 2005, February 28, 2005, April 30, 2005 and May 31, 2005, the greater of (A) Fifteen Million Dollars ($15,000,000.00) and (B) two (2) times the amount of the Obligations, and (ii) ) for months ending March 31, 2005 and June 30, 2005, and as of the last day of each month thereafter Twenty Million Dollars ($20,000,000.00).

                        (b) PROFITABILITY. Borrower shall have quarterly: (i) net losses of not more than (A) $4,500,000.00 for the quarter ending December 31, 2004; (B) $2,000,000.00 for the quarter ending March 31, 2005; (C) $500,000.00 for the quarter ending June 30, 2005; (D) $1,500,000.00 for the quarter ending September 30, 2005; and (ii) net profit of at least One Dollar ($1.00) for the quarter ending December 31, 2005, and as of the last day of each quarter thereafter."

            3. The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13 thereof, in their entirety:

                        ""GUARANTOR" is any present or future guarantor of the Obligations, including Art Technology Group (Europe) Limited.

                        ""OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank."

                        "REVOLVING MATURITY DATE" is December 25, 2004."

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                  and inserting in lieu thereof the following:

                        ""GUARANTOR" is any present or future guarantor of the Obligations, including but not limited to Primus Knowledge Solutions, Inc."

                        ""OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit (including the aggregate amount of undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank."

                        "REVOLVING MATURITY DATE" is December 24, 2005."

4. FEES. Borrower shall pay to Bank a modification fee equal to Seventy-Five Thousand Dollars and 00/100 ($75,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 13, 2002 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement (with the exception of the Intellectual Property Collateral set forth on Schedule 5 attached hereto) as of June 13, 2002 or any subsequent amendment thereto and shall remain in full force and effect.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 13, 2002 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate has not changed, as of the date hereof.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall

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      obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

                  [Remainder of page intentionally left blank]

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      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                        BANK:

ART TECHNOLOGY GROUP, INC.       SILICON VALLEY BANK, doing business as
                                 SILICON VALLEY EAST

By: /s/ Edward Terino            By: /s/ Michael D. Sinclair
    -------------------------        --------------------------------

Name: Edward Terino              Name: Michael D. Sinclair

Title: CFO                       Title: Vice President
          12/21/04

                                 SILICON VALLEY BANK

                                 By: /s/ Jacquelyne Le
                                     -------------------------------

                                 Name: Jacquelyne Le

                                 Title: Operations Supervisor
                                  (signed in Santa Clara County, California)